May 6, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Cove Apparel, Inc.
Commission File No. 0-50290

Dear Commissioners:


We have read the statements contained in Item 4 "Changes in Registrant's Certifying Accountant" of the Form 8-K/A of Cove Apparel, Inc. to be filed with the Securities and Exchange Commission on or around May 6, 2004 and agree with the statements contained therein.


Very truly yours,

/s/ Stonefield Josephson, Inc.
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Stonefield Josephson, Inc.